Exhibit 10.54
AMENDMENT NUMBER TWO TO
WASHINGTON REAL ESTATE INVESTMENT TRUST
2014 LONG-TERM INCENTIVE PLAN

(Effective January 1, 2018)

The Washington Real Estate Investment Trust 2014 Long-Term Incentive Plan (the “Plan”) is hereby amended, effective January 1, 2018, with respect to performance periods beginning on and after January 1, 2018, as set forth below. The terms of the Plan as in effect prior to this Amendment Number Two shall continue to apply for all performance periods commencing prior to January 1, 2018.

1.	The definition of “Absolute Total Shareholder Return” set forth in Article II is deleted.

2.	A new defined term “Relative Total Shareholder Return – NAREIT Index” is added to Article II as follows:

“’Relative Total Shareholder Return – NAREIT Index’ means Total Shareholder Return ranked on a percentile basis relative to the total shareholder return of companies comprising the FTSE NAREIT Diversified Index for the Performance Period using the same methodology used for calculating Total Shareholder Return.”

3.The existing defined term “Relative Total Shareholder Return” in Article II is renamed “Relative Total Shareholder Return – Peer Group” and is amended to be defined as follows:

“’Relative Total Shareholder Return – Peer Group’ means Total Shareholder Return ranked on a percentile basis relative to the total shareholder return of companies comprising the peer group of companies for the Performance Period using the same methodology used for calculating Total Shareholder Return. For this purpose, the peer group of companies for the Performance Period shall be the group of companies approved by the Compensation Committee or the Board and identified as the peer group of companies for the Performance Period in the proxy statement filed in the year that Performance Period commences, provided that if the Committee decides that any company shall cease to be a peer during the Performance Period, it shall be deleted from the peer group, but no new companies shall be added to the peer group during the Performance Period.”

4.Section 4.2 of the Plan is deleted and replaced with the following:

1

“4.2    Performance Goals. The performance goals under the Plan are, and are weighted, as follows:

(a)	Relative Total Shareholder Return – NAREIT Index (50%); and

(b)	Relative Total Shareholder Return – Peer Group (50%).

The Relative Total Shareholder Return performance levels shall, in the case of (a) and (b), be as follows:
Threshold: 33rd percentile
Target: 51S1 percentile
High: 76th percentile or above
If the applicable Relative Total Shareholder Return falls between the 33rd percentile and the 5151 percentile or between the 515t percentile and the 76th percentile, the portion of the Award that is dependent upon such Relative Total Shareholder Return shall be determined by linear interpolation.
If the degree of achievement of either performance goal falls below threshold, the portion of the Award that is dependent on that performance goal shall not be paid.”

5.	The first sentence of Section 4.5 of the Plan is deleted and replaced with the following:

“If during the Performance Period, the Participant’s employment is terminated by the Trust without Cause, or the Participant resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by the Trust, the Participant shall receive an Award calculated based on actual levels of achievement of prorated performance goals as of the date of such event with respect to the portion of the Award that is dependent on the degree of achievement of the applicable Relative Total Shareholder Return performance goal, and for purposes of determining Relative Total Shareholder Return, Total Shareholder Return, and Ending Share Price, treating the day of such event as if it were the last day of the Performance Period.”

This amendment shall be effective as of January 1, 2018.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Stephen E. Riffee
Steve Riffee, Executive Vice President and
Chief Financial Officer
February 23, 2018

3